Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
CMP Susquehanna Radio Holdings Corp.:

We consent to the incorporation by reference in the registration statement (No. 333-143558) on form S-4 of CMP Susquehanna Radio Holdings Corp. and subsidiaries of our report dated March 31, 2008 with respect to the consolidated balance sheets of CMP Susquehanna Radio Holdings Corp. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for the year ended December 31, 2007 and for the period from May 5, 2006 (date of inception) through December 31, 2006, and the related financial statement schedule, which report appears in the December 31, 2007 annual report on Form 10-K of CMP Susquehanna Radio Holding Corp.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2007, the Company adopted the Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.

/s/ KPMG LLP

Atlanta, GA
March 31, 2008

Consent of Independent Auditors

Board of Directors
CMP Susquehanna Radio Holdings Corp. (formerly Susquehanna Pfaltzgraff Co., the Predecessor):

We consent to the incorporation by reference in the registration statement (No. 333-143558) on Form S-4 of CMP Susquehanna Radio Holdings Corp. of our report dated February 23, 2007 with respect to the consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows of Susquehanna Pfaltzgraff Co. and subsidiaries for the period from January 1, 2006 through May 4, 2006 and for the year ended December 31, 2005, and the related financial statement schedule, which report appears in the December 31, 2007 annual report on Form 10-K of CMP Susquehanna Radio Holdings Corp.

/s/ KPMG LLP

Harrisburg, PA
March 31, 2008